UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On December 9, 2014, Supernus Pharmaceuticals, Inc. issued a press release announcing that it received a Paragraph IV Notice Letter from Par Pharmaceutical, Inc. (“Par”) advising Supernus of the filing by Par of an Abbreviated New Drug Application seeking approval for topiramate extended-release capsules.  Supernus is currently reviewing the details of this Notice Letter and intends to vigorously enforce its intellectual property rights relating to Trokendi XR. The product is currently protected by five issued patents that expire no earlier than 2027. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 10, 2014, Supernus Pharmaceuticals, Inc. issued a press release announcing that it received a Paragraph IV Notice Letter from TWi Pharmaceuticals, Inc. (“TWi”) advising Supernus of the filing by TWi of an Abbreviated New Drug Application seeking approval for oxcarbazepine extended-release tablets.  Supernus is currently reviewing the details of this Notice Letter and intends to vigorously enforce its intellectual property rights relating to Oxtellar XR. The product is currently protected by four issued patents that expire no earlier than 2027.   A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are furnished as Exhibits pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated December 9, 2014.

Exhibit 99.2 — Press Release Dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: December 11, 2014	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated December 9, 2014.	Attached

99.2	Press Release Dated December 10, 2014.	Attached